UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 1, 2011
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On June 1, 2011, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced that it has entered into a definitive agreement to acquire Clearstone Central Laboratories, a leading global provider of central laboratory services for late-stage clinical trials. The transaction, which is subject to customary closing conditions, is expected to close in the second quarter of 2011. Terms of the agreement were not disclosed.

The agreement provides LabCorp with Clearstone's global network of central laboratories and clinical trials management system APOLLO CLPM™, which provides clients with real-time access to global data, strengthened chain of custody, automated sample stability monitoring and guaranteed consistency across all lab sites. The combined entity will have the largest available biomarker assay portfolio with globally harmonized and state-of-the-art testing platforms in areas such as pharmacogenomics, microbiology, immunohistochemistry, allergy testing, cytogenetics and flow cytometry.

Exhibits

99.1	Press Release dated June 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

June 1, 2011